Exhibit 10.1

DYNAVAX TECHNOLOGIES CORPORATION

AMENDED AND RESTATED 2004 NON-EMPLOYEE DIRECTOR EQUITY PROGRAM

AND

AMENDED AND RESTATED 2005 NON-EMPLOYEE DIRECTOR CASH COMPENSATION PROGRAM

EFFECTIVE April 14, 2005

AMENDED February 5, 2015

AMENDED February 1, 2018

Article I
ESTABLISHMENT AND PURPOSE OF THE PROGRAM

1.1Establishment of Program

The Dynavax Technologies Corporation Amended and Restated 2004 Non-Employee Director Equity Program and Amended and Restated 2005 Non-Employee Director Cash Compensation Program (collectively, the “Director Program”) is adopted by Dynavax Technologies Corporation (the “Company”) pursuant to the Company’s 2018 Equity Incentive Plan (the “2018 Plan”) and pursuant to the recommendation of the independent compensation consultant to the Compensation Committee of the Board. In addition to the terms and conditions set forth below, the Director Program is subject to the provisions of the 2018 Plan, provided that the 2018 Plan is approved by the Company’s stockholders at the Company’s 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”). If the 2018 Plan is not approved at the 2018 Annual Meeting, the Director Program will be subject to the terms and conditions of the Company’s 2011 Equity Incentive Plan (the “2011 Plan”), and any references herein to the 2018 Plan shall refer instead to the 2011 Plan.

1.2Purpose of Program

The purpose of the Director Program is to enhance the ability of the Company to attract and retain directors who are not Employees (“Non-Employee Directors”) through an equity and cash compensation program.

1.3Effective Date of the Program

The Director Program became effective as of April 14, 2005, and was most recently amended on February 1, 2018.

Article II
DEFINITIONS

Capitalized terms in this Director Program, unless otherwise defined herein, have the meaning given to them in the 2018 Plan.

Article III
Equity TERMS

3.1Date of Grant and Number of Shares

Effective April 14, 2005, a Nonstatutory Stock Option to purchase 15,000 shares of Common Stock shall be granted to each Non-Employee Director, except that a Nonstatutory Stock Option to purchase 25,000 shares of Common Stock shall be granted to the Chairman of the Board (each an “Initial Grant”), and such Initial Grant is to be made to Non-Employee Directors elected or appointed to the Board upon the date each such Non-Employee Director first becomes a Non-Employee Director.

In addition, immediately following each annual meeting of the Company’s stockholders, commencing with the 2018 Annual Meeting, each Non-Employee Director who continues as a Non-Employee Director following such annual meeting shall be granted a Nonstatutory Stock Option to purchase 15,000 shares of Common Stock (a “Subsequent Grant” and together with the “Initial Grant,” the “Options”). Based on the Non-Employee Director’s election date, the first Subsequent Grant shall be pro-rated as follows:

Service Period from Election Date	Option Grant Schedule
More than 10 up to 12 months	100% of grant (15,000 shares)
More than 7 months, but less than 10	75% of grant (11,250 shares)
More than 4 months, but less than 7	50% of grant (7,500 shares)
More than 1 month, but less than 4	25% of grant (3,750 shares)

Each such Subsequent Grant shall be made on the date of the annual stockholders’ meeting in question.

3.2Vesting

Each Initial Grant under the Director Program shall vest as follows: one-third (1/3rd) of the shares vest on each of the one, two and three year anniversaries of the date of grant, such that the Option will be fully exercisable three (3) years after its date of grant.

Each Subsequent Grant under the Director Program will vest and become exercisable as to all of the shares of Common Stock subject to the Option on the one-year anniversary of the grant date.

3.3Exercise Price

The exercise price per share of Common Stock of each Initial Grant and Subsequent Grant shall be one hundred percent (100%) of the Fair Market Value per share on the date of grant.

3.4Corporate Transaction/Change in Control

Each Option under the Director Program shall be subject to the provisions of Section 9 of the 2018 Plan relating to the exercise or termination of the Option in the event of a Corporate Transaction or a Change in Control.

3.5Other Terms

The Board shall determine the remaining terms and conditions of the Options awarded under the Director Program.

Article IV
CASH COMPENSATION TERMS

4.1Annual Fees

Each Non-Employee Director currently on the Board, or elected in 2012 and thereafter, shall receive an annual retainer fee of $40,000, except that the Chairman of the Board shall receive an annual retainer fee of $65,000. Such annual retainer fees will be paid in quarterly installments at the end of each fiscal quarter where such person is an active director of the board (“active director” requires attendance at 75% of the annually scheduled board meetings) and is inclusive of 4 scheduled board meetings.

4.2[Intentionally Removed]

4.3Committee Meeting Fees

The Chairman of the Audit Committee shall receive an annual retainer of $20,000, and each additional member of the Audit Committee shall receive an annual retainer of $10,000.

The Chairman of the Compensation Committee shall receive an annual retainer of $15,000, and each additional member of the Compensation Committee shall receive an annual retainer of $7,000.

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The Chairman of the Nominating and Governance Committee shall receive an annual retainer of $10,000, and each additional member of the Nominating and Governance Committee shall receive an annual retainer of $5,000.

Such annual retainer fees will be paid quarterly at the end of each fiscal quarter where such person is an active Chairman or member of the committee and an active director.

4.4Travel and Related Costs

Reasonable travel and related costs associated with attending Board and committee meetings shall be reimbursed. The Board member is required to submit proper documentation for reimbursement.

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